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                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                           TRANS WORLD AIRLINES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

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    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

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    (5) TOTAL FEE PAID:

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    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                     TRANS WORLD AIRLINES, INC.

To our Stockholders:

    On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Stockholders of Trans
World Airlines, Inc. (the "Company").

    The meeting will be held at the Wyndham El San Juan Hotel, 6063 Isla Verde Avenue, San Juan, Puerto Rico 00979, on Tuesday, May 23, 2000, at 9:00 a.m. local time.

    The subjects proposed for action at the meeting are: (i) the election of fifteen directors and, (ii) the ratification of the appointment of KPMG LLP as independent accountants for the fiscal year ending December 31, 2000, and (iii) the transaction of such other business as may properly come before the meeting or any adjournment thereof.

    To help us plan for the meeting, please mark the appropriate box on your proxy card telling us if you will be attending in person.

    It is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AND TO DO SO IN ADEQUATE TIME FOR YOUR DIRECTIONS TO BE RECEIVED AND TABULATED PRIOR TO THE SCHEDULED MEETING.

                                          Sincerely yours,

                                          /s/ Gerald L. Gitner

                                          GERALD L. GITNER
                                          Chairman of the Board

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                     TRANS WORLD AIRLINES, INC.
                 NOTICE OF MEETING OF STOCKHOLDERS
                     TO BE HELD ON MAY 23, 2000

TO THE STOCKHOLDERS OF
TRANS WORLD AIRLINES, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Trans World Airlines, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 23, 2000, at 9:00 a.m., local time, at the Wyndham El San Juan Hotel, 6063 Isla Verde Avenue, San Juan, Puerto Rico 00979, for the purposes of considering and acting upon the following:

        (1) the election of fifteen directors of the Company for terms ending with the Annual Meeting of Stockholders in 2001 and until their successors are elected and qualified;

        (2) the ratification of the appointment of KPMG LLP as independent accountants for the fiscal year ending December 31, 2000; and

        (3) the transaction of such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors recommends that you vote, according to your voting rights, "FOR" the nominees for the directorships and further recommends that Stockholders vote "FOR" agenda item 2 above.

    Abstentions and "broker non-votes" are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

    Only stockholders of record at the close of business on March 31, 2000, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Meeting may be adjourned from time to time without advance notice. A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting, during ordinary business hours, during the ten days prior to the Meeting, at the Company's headquarters located at One City Centre, 515 N. Sixth Street, St. Louis, Missouri 63101.

                                 By Order of the Board of Directors

                                 /s/ Paul J. M. Rutterer

                                 PAUL J. M. RUTTERER
                                 Corporate Secretary

St. Louis, Missouri
April 19, 2000

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IN ORDER THAT A QUORUM MAY BE ASSURED. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED.

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                     TRANS WORLD AIRLINES, INC.
                          ONE CITY CENTRE
                        515 N. SIXTH STREET
                     ST. LOUIS, MISSOURI 63101

               PROXY STATEMENT, DATED APRIL 19, 2000,
                    FOR MEETING OF STOCKHOLDERS
                     TO BE HELD ON MAY 23, 2000

                            INTRODUCTION

VOTE BY PROXY

    This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Trans World Airlines, Inc. (the "Company" or "TWA") from the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), and the Company's preferred stock issued in three series to TWA union employees, $0.01 par value per share (the "Employee Preferred Stock"), which are the series of capital stock of the Company entitled to vote at the Meeting (the Common Stock and the Employee Preferred Stock are sometimes referred to collectively herein as the "Voting Stock"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 23, 2000, at 9:00 a.m., local time, and any adjournment or postponement thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Meeting and described in detail herein. This Proxy Statement, together with a form of proxy, is first being mailed to security holders on or about April 19, 2000.

    All properly executed proxies in the form enclosed received in time for the Meeting will be voted, according to their voting rights and in accordance with the instructions contained thereon and, if no choice is specified, proxies will be voted, according to their voting rights, FOR the election of the fifteen nominees for directors named herein and FOR Agenda Item Two described herein.

    Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company, at the address of the Company stated above, a written notice of such revocation or a duly executed proxy bearing a later date. In addition, if a person executing a proxy is present at the Meeting, such person may, but need not, revoke his or her proxy, by notice of revocation to the Secretary of the Meeting, and vote such person's shares in person. Proxies, if in the form enclosed, duly signed and received in time for voting, and not revoked before they are voted, will be voted at the Meeting in accordance with the instructions specified therein.

    Certain beneficial holders of Voting Stock will receive proxy materials pursuant to the federal securities laws, even though, with respect to certain matters, such beneficial holders do not have the right to vote the shares of Voting Stock which they hold beneficially and do not have the right to direct the registered holder of such shares with respect to the manner in which such shares are to be voted. See "Outstanding Shares and Voting Rights."

COST OF PROXY SOLICITATION

    The cost of soliciting proxies will be borne by the Company.

    Proxies may be solicited by the Company's directors, officers and regular employees, without separate remuneration, in person or by telephone, facsimile transmission, telegram or mail. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of Common Stock and such persons will be reimbursed for out-of-pocket expenses incurred by them in connection therewith in accordance with the regulations of the Securities and Exchange Commission (the "SEC") for sending proxies and proxy materials to the beneficial owners of shares of the Common Stock.

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    The Annual Report of the Company for the year ended December 31,
1999, including financial statements (the "Annual Report"), is being mailed prior to or concurrently with this Proxy Statement to all holders of record of Voting Stock as of March 31, 2000 (the "Record Date"), except for accounts where the holder has filed a written request to eliminate duplicate reports. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of the Record Date.

                OUTSTANDING SHARES AND VOTING RIGHTS

    The Common Stock and the Employee Preferred Stock, which are together referred to as the Voting Stock, are the only two classes of the Company's securities with general voting rights, with each share of Voting Stock entitled to vote on each matter properly coming before the Meeting other than for the election of directors. The Common Stock and Employee Preferred Stock have separate voting rights with respect to the election of directors. As of the Record Date, the Company had a total of 63,042,994 shares of Common Stock issued and outstanding and 6,338,684 shares of Employee Preferred Stock issued and outstanding. Only holders of record as of the close of business on the Record Date will be entitled to vote at the Meeting. As of the Record Date, there were 34,126 holders of record of Common Stock and seven holders of record of Employee Preferred Stock.

    Pursuant to the terms of trusts established for the benefit of TWA employees represented by the Air Line Pilots Association, International ("ALPA"), the International Association of Machinists and Aerospace Workers (the "IAM"), as well as employees of the Company not represented by labor unions, the participants of such trusts, as beneficial holders of the Voting Stock, do not have the right to direct the manner in which such shares are voted by the trustees of each trust with respect to any of the agenda items for the Meeting. Such trusts are the TWA Air Line Pilots Supplemental Stock Plan (the "ALPA Trust"), the TWA Air Line Pilots 1995 Employee Stock Ownership Plan (the "ALPA ESOP Trust"), the IAM Trans World Airlines Employees' Stock Ownership Plan (the "IAM Trust"), the IAM Trans World Airlines Employees' Stock Ownership Plan for Flight Attendants (the "Flight Attendant Trust"), and the Trans World Airlines, Inc. Employee Stock Ownership Plan (the "Other Employee Trust"). Only the trustees of such trusts will receive proxy cards. Although each beneficial holder of the Voting Stock held by such trusts will receive a copy of this Proxy Statement and an Annual Report pursuant to rules promulgated by the SEC, none of such beneficial holders will receive a proxy card since the trustees, as the record holders, will cast the votes for such shares.

    The Employee Preferred Stock is comprised of three series: the ALPA Preferred Stock, the IAM Preferred Stock and the IFFA Preferred Stock (the "Flight Attendant Preferred Stock"). The holders of ALPA Preferred Stock are entitled to elect one director to the Board of Directors of the Company (the "Board of Directors" or the "Board"), the holders of IAM Preferred Stock are entitled to elect two directors, and the holders of the Flight Attendant Preferred Stock are entitled to elect one director at the Meeting. The holders of Common Stock are entitled to elect the other eleven directors.

    Holders of the majority of the outstanding shares of each series of Employee Preferred Stock, if present in person or represented by proxy, will constitute a quorum at the Meeting for the purpose of electing each of the respective directors which such respective Employee Preferred Stock is entitled to elect (the "Employee Elected Directors"). Holders of a majority of the outstanding shares of the Common Stock, if present in person or represented by proxy, will constitute a quorum at the Meeting for the purpose of electing the eleven non-Employee Elected Directors. Holders of a majority of the outstanding shares of Voting Stock, if present in person or represented by proxy, will constitute a quorum at the Meeting for the purpose of transacting all other business to be conducted at the Meeting. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. For all other matters other than the right to elect directors, shares of Employee Preferred Stock are equivalent to shares of Common Stock for voting purposes. Therefore, the total vote required to approve any matter other than the election of directors will be the required percentage of Voting Stock.

                                 2

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    The eleven non-Employee Elected Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and casting votes for the position on the Board which that nominee represents. Employee Elected Directors electable by the applicable series of Employee Preferred Stock will be elected by a plurality of the votes of the shares of such series of Employee Preferred Stock present in person or represented by proxy casting votes for the position on the Board which that nominee represents. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors. The ratification of auditors must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Voting Stock entitled to vote thereon present or represented by proxy at the Meeting and casting votes. Abstentions and broker non-votes will have no effect on ratification of the selection of auditors.

    The Certificate of Incorporation does not contemplate cumulative voting. Accordingly, holders of a majority of the shares of Common Stock voting in an election of directors can, if they choose to do so, elect one hundred percent (100%) of these eleven directors.

    The IAM Trust and the Flight Attendant Trust. Pursuant to the terms of each of the IAM Trust and the Flight Attendant Trust, for matters calling for the approval of the holders of the Voting Stock, a plan trustee committee for each trust will instruct Fleet National Bank, N.A., as trustee for the IAM Trust, and the American Stock Transfer & Trust Company ("AST"), as trustee for the Flight Attendant Trust, respectively, on how to vote the Voting Stock held in the applicable trust. For this purpose, a plan trustee committee may, but is not obligated to, instruct the plan trustee to vote such Voting Stock in a given manner or to solicit proxies from each participant or beneficiary designating the manner in which the shares of Voting Stock allocated to his or her stock account shall be voted. The plan trustee committees for each of the IAM Trust and the Flight Attendant Trust have informed the Company that they have elected to instruct the respective plan trustee to vote the Voting Stock.

    The plan trustee committee for the IAM Trust is composed of one or more individuals selected by the IAM. The current members of such committee are William O'Driscoll and Gary Poos. The plan trustee committee for the Flight Attendant Trust is composed of one or more members selected by the IAM. The current members of such committee are William O'Driscoll, Sherry L. Cooper and Rocky Miller.

    The ALPA Trust. Under the ALPA Trust, Howard L. Coldwell, Jr.,
M. David Ratcliff and Robert C. Stow, Sr., as co-trustees of the ALPA Trust, have the power to determine, in their sole and absolute discretion, how to vote the Voting Stock held in (or entitled to be received by) such trust. The trustees' decision on the manner of voting the stock held by such trust shall be final and binding on all employees, pilot retirees, beneficiaries, and any parties covered by such trust.

    The ALPA ESOP Trust. Pursuant to the terms of the ALPA ESOP Trust, for matters calling for the approval of the holders of the Voting Stock, a plan ESOP committee will instruct AST, as trustee for the ALPA ESOP Trust, on how to vote the Voting Stock held in the trust. For this purpose, the plan ESOP committee may, but is not obligated to, instruct the plan trustee to vote such Voting Stock in a given manner or to solicit proxies from each participant or beneficiary designating the manner in which the shares of Voting Stock allocated to his or her stock account shall be voted. The plan ESOP committee has informed the Company that they have elected to instruct the plan trustee to vote the Voting Stock.

    The plan ESOP committee for the ALPA ESOP Trust is composed of three or more individuals selected by ALPA. The current members of such committee are David F. LaRocque, Vincent J. Lombardi and Marty
L. Zygmund.

    The Other Employee Trust. The voting rights of all shares of Common Stock held in the Other Employee Trust are exercisable by Boston Safe Deposit and Trust Company as trustee for such trust in accordance with the provisions of the plan for such trust. Under the Other Employee Trust, the trustee upon direction of a designated committee has the power to vote shares of Common Stock held in the trust and exercise any other rights or privileges associated with such Common Stock in accordance with the terms of the plan for such trust. Such committee may authorize the trustee to exercise any power without specific directions or other instructions from such committee with respect to which direction from such committee is called for in the Other Employee Trust Agreement. Such committee is composed of Michael

                                 3

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J. Palumbo, Executive Vice President and Chief Financial Officer and
Kathleen A. Soled, Senior Vice President and General Counsel of the
Company.

                          AGENDA ITEM ONE

                       ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS:

INFORMATION REGARDING DIRECTORS

    The number of directors on the Board of Directors currently has been fixed at fifteen. Directors serve until the next annual meeting of stockholders and until their, his or her successor is elected and qualified. In the case of a vacancy, other than a vacancy in a seat to which Employee Preferred Stockholders are entitled to fill, the Board of Directors may elect another director as a replacement or leave the vacancy unfilled.

    Nominations by stockholders may be made in accordance with the Amended and Restated By-laws of the Company (the "By-laws"), which require advance notice be given to the Company and require that certain information be furnished for stockholder nominations for directors.

    Proxies received from holders of Common Stock and Employee Preferred Stock will be voted for the election of the applicable nominees named below as directors for a term expiring at the Annual Meeting of Stockholders in 2001, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution therefor by the management of the Company, the IAM or ALPA, as the case may be. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election.

    Biographical information furnished to the Company by each director is set forth below:

NOMINEES FOR ELECTION AS DIRECTORS

    John W. Bachmann, age 61, has been a director of TWA since April 1, 1996. Mr. Bachmann has been Managing Partner of Edward Jones (a financial services company and broker-dealer) since January 1980. Mr. Bachmann serves as Chairman of the St. Louis Regional Commerce and Growth Association/Civic Progress panel studying airport expansion and modernization in St. Louis. Mr. Bachmann served as a member of the U.S. Steering Committee for the Group of 30 and chaired its securities settlement implementation task force in 1989. He also served two consecutive terms as Chairman of the Securities Industry Association from 1987 to 1989. Mr. Bachmann has served as a member of the Board of Governors of the Chicago Stock Exchange and as a member of the Regional Firms Advisory Board of the New York Stock Exchange. He is the Chairman of the St. Louis Symphony Society and a Trustee of Washington University and Wabash College. He is a member of the Board of Visitors of the Peter F. Drucker Center.
Mr. Bachmann's term of office as a director expires with the annual meeting of stockholders in 2000.

    William F. Compton, age 52, has been President and Chief Executive Officer since May 25, 1999. Prior to that he had served as President and Chief Operating Officer of the Company since December 3, 1997 and Executive Vice President--Operations since March 13, 1997 and he had been acting in such position since December 14, 1996. He was the ALPA--designated director of TWA from November 3, 1993 until March, 1997, at which time he resigned and was appointed a management-designated director. A pilot for TWA since September 13, 1968, Mr. Compton was an Executive Board Member and Master Chairman of the TWA Master Executive Council ("MEC") of ALPA from September 1991 to September 1995. He was Chairman of the TWA MEC Negotiating Committee from March 1988 to September 1991. He is a member of the Board of Directors of the St. Louis Regional Commerce and Growth Association and a trustee of Webster University.
Mr. Compton's term of office as a director expires with the Annual

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Meeting of Stockholders in 2000. Mr. Compton serves as an officer of the Company at the pleasure of the Board of Directors.

    Eugene P. Conese, age 70, has been a director of TWA since November 3, 1993. Mr. Conese has been Chairman and Chief Executive Officer of World Air Lease, Inc., since 1989, an aircraft engine sales and leasing company. Mr. Conese is a member of the Board of Directors of Renex Corporation, where he is Chairman of the Compensation Committee. He is also on the Board of Iona College, a Board member of the Conese Foundation and Jackson Memorial Foundation. He is a consultant to General Electric Company's Engine Services. Until its sale in September 1997, Mr. Conese served as Chairman and Chief Executive Officer of Greenwich Air Services, Inc. which he founded in 1987. He was a founder of The Greenwich Company Ltd. and served as Chairman of the Board and Chief Executive Officer from August 1980 until 1995, when it was merged with and into Greenwich Air Services. He also served as Chief Executive Officer and Director of Irvin Industries, Inc. Mr. Conese's term of office as director expires with the Annual Meeting of Stockholders in 2000.

    Sherry L. Cooper, age 48, has been a director of TWA since May 19, 1998 and is the Flight Attendant Preferred Stock--designated director of TWA. Ms. Cooper has been a TWA flight attendant since May 1975. Ms. Cooper has been the General Chairperson for TWA flight attendants, IAM District Lodge #142, since August 1997. She was President of IFFA from October 1995 to February 1997. Ms. Cooper's term of office as a director expires with the Annual Meeting of Stockholders in 2000.

    Gerald L. Gitner, age 55, has been Chairman of the Board and Chairman of the Executive Committee of the Board since May 25, 1999. Prior to that he had served as Chairman and Chief Executive Officer of TWA since February 12, 1997 (having been Vice Chairman and Acting Chief Executive Officer since December 14, 1996) and a director of TWA since November 3, 1993. He was Chairman of Avalon Group, Ltd. from April 1992 until September 1998, and Co-Chairman of Global Aircraft Leasing Ltd. from 1990 to March 1999. Mr. Gitner was President of Texas Air Corp. from 1985 to 1986, Chairman and Chief Executive Officer of Pan American World Services from 1983 to 1985 and Vice Chairman of Pan American World Airways, Inc. from 1983 to 1985. He was a founder of People Express Airlines, Inc. and served as its President from 1980 to 1982. Mr. Gitner is a director of ICTS International, N.V., trustee of Rochester Institute of Technology and was a trustee of Boston University from 1984 to 1996. He is a member of the Chancellor's Council of the University of Missouri--St. Louis and serves as a trustee of The American College of Management in Dubrovnik, Croatia. Mr. Gitner's term of office as a director expires with the Annual Meeting of Stockholders in 2000.

    Edgar M. House, age 67, has been a director of TWA since January 28, 1998. He was the former General Vice President of the International Association of Machinists, serving in that capacity from 1989 until his retirement in July 1997 and holding numerous other union offices prior to that position. He is an IAM--designated director. Mr. House's term of office as director expires with the Annual Meeting of Stockholders in 2000.

    Thomas H. Jacobsen, age 60, has been a director of TWA since March 21, 1995. He has been Chairman of the Board of Firstar Corporation since September 1999. Prior to that he served as President, Chief Executive Officer and Chairman of the Board of Mercantile Bancorporation, Inc. Mr. Jacobsen was Vice Chairman and director of Barnett Banks, Inc. from 1984 to 1989. Mr. Jacobsen's term of office as a director expires with the Annual Meeting of Stockholders in 2000.

    Myron Kaplan, age 55, has been a director of TWA since November 3, 1993. He has been a partner in the law firm of Kleinberg, Kaplan, Wolff & Cohen, P.C. since 1972. Mr. Kaplan's term of office as a director expires with the Annual Meeting of Stockholders in 2000.

    David M. Kennedy, age 61, has been a director of TWA since October 23, 1996. He was Acting Executive Vice President and Chief Operating Officer of the Company from December 14, 1996 to June 4, 1997. Mr. Kennedy was Chief Executive Officer of Aer Lingus from 1974 to 1988, and has held a variety of positions in the airline industry, including as director of CSA, Czechoslovak Airlines, from 1993 to 1994, member of the International Advisory Committee of Air France from 1991 to 1994, and as Aviation Consultant to the European Bank for Reconstruction and Development and the World Bank. Mr.

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Kennedy was a director of the Bank of Ireland from 1984 to 1995, where he served as Deputy Governor from 1989-1991. Mr. Kennedy is currently Chairman of the Bank of Ireland Pension Fund, and serves as a director of CRH Plc, Jurys Hotel Group Plc., Lifetime Assurance Company Limited, Bon Secours Health System, Drury Sports Management International Ltd., PIMCO Funds: Global Investors Series Plc, Gonterra Food Packaging International Ltd. and as Chairman of Drury Communications Limited. Mr. Kennedy is a citizen of Ireland. Mr. Kennedy's term of office as a director expires with the Annual Meeting of Stockholders in 2000.

    General Merrill A. McPeak (USAF, Ret.), age 64, has been a director of TWA since May 29, 1997. He is President of McPeak and Associates (which provides technical and marketing consulting services to the aerospace industry), and Chairman of the Board of ECC International Corp. He is a director of Tektronix, Inc., ECC, Int'l. and Centerspan Communications (NASDAE) CSCC. General McPeak was Chief of Staff, United States Air Force, 1990-1994, Commander-in-Chief, Pacific Air Forces, 1988-1990 and Commander, 12th Air Force, 1987-1988. General McPeak's term of office as a director expires with the Annual Meeting of Stockholders in 2000.

    Thomas F. Meagher, age 69, has been a director of TWA since November 3, 1993. He was Chairman of the Board from November 14, 1995 to February 12, 1997 and Lead Outside Director of the Board from February 12, 1997 until May 25, 1999. Mr. Meagher has served as Chairman of the Board and Chief Executive Officer of Howell Tractor & Equipment Co. (manufacturer representative of construction equipment) since 1980. He also serves as Chairman and CEO of Professional Golf Cars of Florida and is also a director of Private Bank Corp. and the Edward Lowe Foundation. Mr. Meagher was Chairman of Continental Air Transport from 1983 until July 1, 1995 and was Chief Executive Officer of Continental Air Transport from 1983 to 1993. He is a retired director of Lakeside Bank of Chicago, was a director of UNR Industries from 1987 to 1997 and is a former Chairman of the Airport Ground Transportation Association. He was a director of the Greyhound Lines, Inc. from 1991 to 1993 and a consultant from 1993 to 1997. He is a Trustee of St. Mary's University and DePaul University. Mr. Meagher's term of office as a director expires with the Annual Meeting of Stockholders in 2000.

    William O'Driscoll, age 71, has been a director of TWA since November 3, 1993. Mr. O'Driscoll has been President and Directing General Chairman of IAM District Lodge 142 since August 1990. He is an IAM-designated director. Mr. O'Driscoll's term of office as a director expires with the Annual Meeting of Stockholders in 2000.

    Robert A. Pastore, age 57, has been a director since May 25, 1999. He is the Air Line Pilots Association's designated director. Captain Pastore is a Boeing 767 pilot flying both domestic and international routes. Since 1997 he has been a member of the TWA Flight Operations System Standards Committee which sets the company's flight procedures and a member of TWA's Pilot Training Board since 1992 which oversees pilot training. Captain Pastore is chairman of the TWA Master Executive Council Training and Standards Committee since 1997 as well as chairman of ALPA's Pilot Training Services Committee since 1992. He is President of AVIA Research, L.P., an aviation research company that develops air traffic control procedures. Captain Pastore's term of office as a director expires with the Annual Meeting of Stockholders in 2000.

    G. Joseph Reddington, age 58, has been a director of TWA since November 3, 1993. He has been Chairman and Chief Executive Officer and director of Breuners Home Furnishings Corp. (a retail home furnishings chain) since February 1997. Mr. Reddington has been a director of Loblaw Companies Ltd. since August 1994 where he is Chairman of the Compensation and Governance Committee. Mr. Reddington was a director of Sears Canada, Inc. from January 1985 to February 1994. He was Chairman and Chief Executive Officer of The Signature Group from April 1994 to February 1997, President and Chief Executive Officer of Sears Canada from 1989 to December 1993, and Chief Administrative Officer of Sears Merchandising Group from December 1988 to December 1989. Mr. Reddington's term of office as a director expires with the Annual Meeting of Stockholders in 2000.

    Blanche M. Touhill, age 68, has been a director of TWA since May 29, 1997. She is Chancellor, since 1991, and Professor of History and Education at the University of Missouri--St. Louis. She was Interim Chancellor from 1990 to 1991 and Vice Chancellor for Academic Affairs from 1987-1991. Ms. Touhill is a director of Delta Dental, Christian Health Services, the Missouri Botanical Garden, the Urban League of Metropolitan St. Louis and the American Conference for Irish Studies. Ms. Touhill's term of office as a director expires with the Annual Meeting of Stockholders in 2000.

    THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE "FOR" THE RE-ELECTION OF MESSRS. BACHMANN, COMPTON, CONESE, GITNER, JACOBSEN, KAPLAN, KENNEDY, GENERAL MCPEAK, MEAGHER, REDDINGTON AND MS. TOUHILL AS DIRECTORS; HOLDERS OF IAM PREFERRED STOCK VOTE "FOR" THE RE-ELECTION OF MESSRS. HOUSE AND O'DRISCOLL; HOLDERS OF THE FLIGHT ATTENDANT PREFERRED STOCK VOTE "FOR" THE RE-ELECTION OF MS. COOPER; AND HOLDERS OF THE ALPA PREFERRED STOCK VOTE "FOR" THE RE-ELECTION OF MR. PASTORE.

EXECUTIVE OFFICERS IN ADDITION TO WILLIAM F. COMPTON

    Donald M. Casey, age 64, has been Executive Vice President, Marketing since May 29, 1997. Mr. Casey was formerly a principal with Deskey Luxon Carra, a design consulting firm from 1995 to 1997. In 1993, he formed Seabrook Consultants and was President, leaving the firm in 1995. From 1983 to 1993 Mr. Casey worked with Young and Rubicam in a number of executive positions. He previously worked for TWA from 1968 until 1981, including serving as Senior Vice President, Marketing from 1976 to 1981. Mr. Casey serves as an officer of the Company at the pleasure of the Board of Directors.

    R. Stan Henderson, age 55, has been Senior Vice President, Operations Development since December 7, 1999. Mr. Henderson had previously served as TWA's Vice President, Financial Analysis and has been employed by TWA since 1965. Mr. Henderson serves as an officer of the Company at the pleasure of the Board of Directors.

    James R. Jensen, age 59, was elected Senior Vice President, Maintenance and Engineering on July 28, 1998. Mr. Jensen was Senior Vice President--Maintenance and Engineering at Valujet Airlines from July 1996 to January 1998, Vice President--General Manager at Douglas Aircraft Company from July 1994 to July 1996 and Vice President--Douglas Aircraft Company from October 1992 to July 1994. He was previously employed by TWA from 1966 to 1992. Mr. Jensen serves as an officer of the Company at the pleasure of the Board of Directors.

    Michael J. Palumbo, age 53, has been Executive Vice President and Chief Financial Officer of TWA since March 23, 1999. Mr. Palumbo was formerly the Company's Senior Vice President and Chief Financial Officer and Vice President and Treasurer and has been employed by TWA since 1994. Before joining the Company, Mr. Palumbo was a partner in HPF Associates from 1988 to 1994 and Senior Vice President and Transportation Group Head for E.F. Hutton from 1984 to 1988. Mr. Palumbo had previously served as Senior Vice President, Finance and Treasurer of Western Airlines from 1983 to 1984 and Assistant Treasurer of Pan American World Airways from 1977 to 1983. Mr. Palumbo serves as an officer of the Company at the pleasure of the Board of Directors.

    Kathleen A. Soled, age 42, was elected Senior Vice President and General Counsel of TWA on January 28, 1998. Ms. Soled was formerly the Company's Vice President, Legal and Corporate Secretary and has been employed by TWA since January 1992. Prior to that, she was an attorney in private practice. Ms. Soled serves as an officer of the Company at the pleasure of the Board of Directors.

    John J. Stelzer, age 54, was appointed Senior Vice President--Planning on December 22, 1998. Mr. Stelzer had previously served as Vice President, Airline Planning since May 1997. From 1983 until 1997 he operated his own airline consulting firm. Mr. Stelzer serves as an officer of the Company at the pleasure of the Board of Directors.

                  DIRECTORS' FEES AND COMPENSATION

    The Board of Directors may establish the compensation for, and reimbursement of the expenses of, directors for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services rendered by directors to the Company or any of its majority-owned subsidiaries.

    Directors of TWA during 1999 who were not also regularly salaried employees or active union representatives of TWA employees ("Outside Directors") were entitled to receive an annual retainer of $20,000, payable quarterly in advance. Committee chairpersons were entitled to receive an annual retainer of $1,500, prorated from the date of the committee chairperson's appointment and payable quarterly in arrears. Board members were also entitled to receive fees of $2,000 for each regular meeting attended, $1,500 for each meeting attended via telephone conference call and $1,000 for each special meeting of the Board attended, whether in person or by telephone conference call, along with fees of $500 for attending committee meetings held on a day of a Board meeting and $1,000 for committee meetings held on a day other than the day of a Board meeting. Regularly salaried executive officers of TWA or active union representatives of TWA employees who are also Board members did not receive any supplemental compensation for their services as directors. All directors are reimbursed for expenses incurred in attending Board and committee meetings. The Lead Outside Director, if any, is entitled to receive an annual retainer of $30,000 and the Lead Outside Director or the non-executive Chairman of the Board, as applicable, was entitled to receive meeting fees fifty percent in excess of those paid to Outside Directors in 1999.

    Directors of TWA, their spouses and eligible dependent children receive unlimited positive space pass privileges on TWA, with tax reimbursement related to income imputed from pass usage to be paid in an amount not to exceed $10,000 per year. Imputed income together with cash payments to such directors aggregated approximately $43,225.01 for 1999.

    The stockholders of TWA approved the Company's 1995 Outside Directors' Stock Ownership and Stock Option Plan (the "Outside Directors' Plan") at the Company's 1995 Annual Meeting of Stockholders. The Outside Directors' Plan as amended, subject to any trading restrictions imposed by applicable securities laws, requires Outside Directors to own one thousand (1,000) shares of Common Stock (the "Required Shares") upon the date on which an individual is elected an Outside Director. Outside Directors whose term of service on the board began before the 1995 Annual Meeting of Stockholders are additionally entitled to purchase two thousand (2,000) shares of Common Stock (the "Permissive Shares") pursuant to the Outside Directors Plan, with no requirement that such Outside Director continue to hold such shares. The purchase price for both Required Shares and Permissive Shares is (x) $4.1875, the subscription price of the Company's September 1995 equity rights offering, if the Outside Director's current term of service on the Board began at or before the Company's 1995 Annual Meeting of Stockholders and (y) the Fair Market Value (as defined in the Outside Directors' Plan) of the Common Stock on the date of purchase for all other Outside Directors. Pursuant to the Outside Directors' Plan, each Outside Director is permitted to make annual elections, with respect to some or all of the retainer amounts payable to him or her in consideration for his or her service on the Board, to (i) receive such retainer in shares of Common Stock instead of cash; (ii) defer retainer amounts and participate in a "phantom stock" program; (iii) receive some combination of cash and Common Stock for all of his or her retainer; or (iv) receive some combination of cash and Common Stock for some portion of his or her retainer and to defer the remainder. Outside Directors electing to receive shares of Common Stock in lieu of some or all of the cash retainer payment to which he or she would otherwise be entitled would receive a number of shares of Common Stock calculated by dividing the percentage of his or her retainer such Outside Director elected to receive in shares of Common Stock times the Outside Director's retainer fee by the Fair Market Value of the Common Stock on the date such retainer became payable. Outside Directors electing to defer some or all of the retainer to which he or she was entitled would be credited, through a "Deferred Retainer Account," with a number of shares of Common Stock calculated by dividing the percentage of his or her retainer such Outside Director elected to defer times their retainer by (x) $4.1875 for retainer amounts payable for 1996 to Outside Directors whose term of service began at or before the Company's 1995 Annual Meeting of Stockholders; and (y) the Fair Market Value of the

Common Stock on the date on which the retainer became payable for all other Outside Directors. Upon the earlier to occur of (i) December 31, 2000, and (ii) the 60th day following the last date of a participating Outside Director's service on the Board, each participating Outside Director would be entitled to a payment consisting of cash, Common Stock, or a combination of the two.

    In addition, the Outside Directors' Plan provides for an annual grant of 1,500 stock options beginning on the later of January 1, 1997 or the first day of January next following the first anniversary of qualification as an Outside Director. Such options vest on the six-month anniversary of the grant. The per share exercise price of options granted under the Outside Directors' Plan is the Fair Market Value per share of the common stock on the date of grant.

                        CERTAIN TRANSACTIONS

    Gerald L. Gitner is a director of ICTS International, N.V.
("ICTS") which performs security services for the Company at Charles de Gaulle airport in Paris. In 1999, the Company paid ICTS the equivalent of approximately $620,789.

    Eugene P. Conese is Chairman of World Air Lease, Inc., ("WAL") an aircraft engine sales and leasing company which is wholly owned by Mr. Conese and members of his immediate family. During 1999, WAL acquired an aircraft engine which was on lease to the Company. In accordance with the lease terms, the Company paid rent of approximately $109,000. The lease agreement expired in October 1999.

                MEETINGS AND COMMITTEES OF THE BOARD

    During 1999, the Board of Directors held six regular and four special meetings. All incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and any committee of the Board of Directors on which they served.

                     GOVERNANCE OF THE COMPANY

    In accordance with applicable Delaware state law, the business of the Company is managed under the direction of the Board of Directors.

    There are currently five standing committees of the Board of Directors. Under the By-laws and pursuant to the Board's determination, a majority of members of the Audit, Executive, Compensation and Finance Committee are required to be non-employee Directors. The Board has also determined that union representative directors shall serve one year terms and rotate from the Compensation to Executive to the Finance to the Governance and Nominating Committees. Committee Chairpersons shall serve a minimum of one year and a maximum of three year terms. Current committee memberships, the number of committee meetings held during 1999 and the functions of those committees are described below.

    EXECUTIVE COMMITTEE. The current members of the Executive Committee are Gerald L. Gitner (chairman), John W. Bachmann, William
F. Compton, David M. Kennedy, Merrill A. McPeak, Robert A. Pastore and G. Joseph Reddington. Such Executive Committee has and may exercise the powers of the Board of Directors granted to it by the Board of Directors from time to time, except the power to amend the By-laws or the Certificate of Incorporation (except, to the extent authorized by a resolution of the whole Board (i.e., the total number of directors that the Company would have if there were no vacancies on the Board of Directors), to fix the designation, preferences and other terms of any series of preferred stock), adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company, or a revocation of a dissolution, and except as otherwise provided by the Delaware General Corporation Law or resolution of the Board of Directors. During 1999, the Executive Committee met eight times.

    AUDIT COMMITTEE. The current members of the Audit Committee are Merrill A. McPeak (chairman), Thomas H. Jacobsen, Thomas F. Meagher,
G. Joseph Reddington and Blanche M. Touhill. The Audit Committee is responsible for (i) the oversight of the Company's internal control structure, (ii) review of the internal audit department, (iii) selection of the Company's public accountants, (iv) review of the fees of the Company's outside public accountants, and (v) oversight of the Company's financial reporting. During 1999, the Audit Committee met two times.

    COMPENSATION COMMITTEE. The current members of the Compensation Committee are John W. Bachmann (chairman), Thomas H. Jacobsen, Myron Kaplan, David M. Kennedy, William O'Driscoll and Blanche M. Touhill. The Compensation Committee, administers the bonus, incentive, compensation and stock option plans of the Company and reviews and recommends the salaries and other benefits of the executive officers of the Company. During 1999, the Compensation Committee met five times.

    FINANCE COMMITTEE. The current members of the Finance Committee are David M. Kennedy (chairman), John W. Bachmann, William F. Compton, Eugene P. Conese, Gerald L. Gitner, Edgar M. House and Myron Kaplan. The Finance Committee reviews, advises, and reports to the Board on the Company's financial plans and policies and fund requirements, current and projected capital requirements, short term investment policies, borrowing and dividend policy, acquisition or disposition of aircraft, purchase or disposition of non-aircraft assets, the opening of significant new stations, major route changes and other similar such actions having financial implications for the Company. During 1999, the Finance Committee met seven times.

    GOVERNANCE AND NOMINATING COMMITTEE. The current members of the Governance and Nominating Committee are G. Joseph Reddington (chairman), William F. Compton, Eugene P. Conese, Sherry L. Cooper, Gerald L. Gitner, Merrill A. McPeak and Thomas F. Meagher. The Governance and Nominating Committee reviews and makes recommendations in connection with Board and Committee organization, structure and processes, including director nominee recruitment, selection, tenure, orientation, compensation, benefits and retirement; evaluates and reports on the performance of the Board, oversees officer succession planning, and reviews shareholder proposals and suggestions. The Governance and Nominating Committee met two times in 1999.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. To the best of TWA's knowledge, there was no instance in 1999 in which an executive officer of TWA served as a director or member of a compensation committee of another corporation in a situation where an executive officer of such other corporation served as a director of TWA. Mr. Kennedy, a member of TWA's Compensation Committee in 1999, served as Acting Executive Vice President and Chief Operating Officer of TWA from December 14, 1996 to June 4, 1997 and is currently a consultant to the Company. A description of the Consulting Agreement between Mr. Kennedy and TWA is set forth in "Certain Employment Agreements and Other Arrangements."

                       EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company for the periods indicated to (a) the individual serving as the Company's Chief Executive Officer during 1999, (b) the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of 1999 who earned more than $100,000 during 1999 and (c) any such other individual who served as an executive officer during 1999 and would be included in the table except for the fact that he was not an executive officer at the end of 1999.

SUMMARY COMPENSATION TABLE<F1>
                                                                                             LONG-TERM
                                                      ANNUAL COMPENSATION                   COMPENSATION
                                         -------------------------------------------        ------------
                                                                                             SECURITIES
                                                                        OTHER ANNUAL         UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR   SALARY<F2>      BONUS          COMPENSATION        OPTIONS/SARS   COMPENSATION
---------------------------       ----   ----------      -----          ------------        ------------   ------------

Gerald L. Gitner<F3>              1999    $206,750         --                --             170,000<F6>    $178,279<F7>
  (Chairman and Chief             1998    $520,140    $100,000<F4>       $ 4,802<F5>        200,000<F6>    $278,276<F7>
  Executive Officer)              1997    $449,977    $150,000<F4>       $ 2,972<F5>        800,000<F6>    $193,388<F7>

William F. Compton<F8>            1999    $428,341         --            $ 3,249<F5>        110,000<F6>    $ 32,900<F7>
  (President and Chief            1998    $335,882         --            $ 5,041<F5>            --         $ 30,965<F7>
  Executive Officer)              1997    $214,675         --            $ 1,733<F5>        350,000<F6>    $ 23,085<F7>

Michael J. Palumbo                1999    $328,073         --            $ 1,897<F5>         39,000<F6>    $  9,158<F7>
  (Executive Vice President       1998    $253,182         --            $ 4,758<F5>            --         $  4,450<F7>
  and Chief Financial Officer)    1997    $204,386         --            $ 2,567<F5>        160,000<F6>    $ 10,283<F7>

Donald M. Casey                   1999    $257,496         --            $ 6,723<F5>         24,000<F6>    $  9,241<F7>
  (Executive Vice President,      1998    $257,496         --            $ 5,398<F5>            --         $  4,312<F7>
  Marketing)                      1997    $150,250         --            $ 4,793<F5>        350,000<F6>    $  5,108<F7>

Kathleen A. Soled                 1999    $216,921         --            $ 2,060<F5>         36,000<F6>    $  8,116<F7>
  (Senior Vice President          1998    $176,412         --            $ 9,858<F5>        115,000<F6>    $  4,282<F7>
  and General Counsel)            1997    $126,690         --            $19,678<F5>         15,000<F6>    $  5,942<F7>

John J. Stelzer                   1999    $203,553         --            $ 6,658<F5>        160,000<F6>    $ 19,495<F7>
  (Senior Vice President,         1998    $128,748         --            $ 8,646<F5>         10,000<F6>    $ 16,542<F7>
  Planning)                       1997    $ 75,125         --            $ 5,256<F5>         15,000<F6>    $ 15,511<F7>

--------
<F1> All compensation rounded to whole dollars.

<F2> The amounts shown do not include indirect compensation, the value of which for each executive officer did not exceed the lesser of $50,000 or 10% of the aggregate compensation for such officer.

<F3> Mr. Gitner was elected acting Chief Executive Officer on December 14, 1996 and Chairman and Chief Executive Officer on February 10, 1997. The Company entered into a consulting agreement with D. G. Associates, Inc. as of December 16, 1996 for Mr. Gitner's services at the rate of $3,000 for each full working day. As a result of such agreement, D. G. Associates received $114,750 for Mr. Gitner's services between December 14, 1996 and February 12, 1997 and $3,295 for his expenses during that period. Mr. Gitner served as Chairman and Chief Executive Officer until May 25, 1999 when he became Chairman of the Board and entered into a Consulting Agreement with the Company as described herein under "Certain Employment Agreements and Other Agreements." Pursuant to that agreement Mr. Gitner received $494,863 in 1999. Dollar amounts in this table reflect the amounts Mr. Gitner received as an executive officer through May 25, 1999.

<F4> Represents incentive payments made pursuant to the terms of Mr. Gitner's employment contract described herein. The amounts shown were earned in or during the corresponding year as set forth, although not paid until the following calendar year.

<F5> Represents imputed amounts and contributions for personal travel.

<F6> Represents the grant of options to purchase shares of Common Stock under the Company's Key Employee Stock Incentive Plan ("KESIP"). Options generally vest 34% on the first anniversary of a grant, and 33% on each the second and third anniversary of a grant. Options generally expire five years after the vesting date.

                                 11


<F7> Represents the Company's contributions to the deferred contribution plans in which a named officer participates: (a) for Mr. Gitner of $4,277 in 1999, $7,422 in 1998 and $5,877 in 1997, (b) for Mr. Compton $22,897 in
     1999, $22,897 in 1998 and $22,897 in 1997, (c) for Mr. Palumbo of $4,277
     in 1999, $4,277 in 1998 and $5,877 in 1997, (d) for Mr. Casey of $4,277 in
     1999, $4,277 in 1998 and $5,090 in 1997, (e) for Ms. Soled of $4,277 in
     1999, $4,277 in 1998 and $4,437 in 1997, (f) for Mr. Stelzer of $3,776 in
     1998 and $2,879 in 1997; premiums for group term life insurance (a) for Mr. Gitner of $5 in 1999, $14 in 1998 and $11 in 1997, (b) for Mr. Compton of $99 in 1999, $198 in 1998 and $188 in 1997, (c) for Mr. Palumbo of $86
     in 1999, $173 in 1998 and $173 in 1997, (d) for Mr. Casey of $26 in 1999,
     $35 in 1998 and $18 in 1997, (e) for Ms. Soled of $4 in 1999, $5 in 1998
     and $5 in 1997, (f) for Mr. Stelzer of $218 in 1999, $266 in 1998 and $132
     in 1997; and vacation sell back to the Company in 1999 (a) for Mr. Gitner of $9,975, (b) for Mr. Compton of $6,273, (c) for Mr. Palumbo of $4,795,
     (d) for Mr. Casey of $4,938 and (e) for Ms. Soled $3,835. Also includes:
     (a) for Mr. Gitner make-whole payments of $104,170 in 1999, $270,840 in 1998 and $187,500 in 1997 and (b) for Mr. Stelzer of $15,000 in 1999,
     $12,500 in 1998 and $12,500 in 1997; for Mr. Gitner final vacation payment of $59,852 in 1999; for Mr. Compton refund in 1998 of 1997 direct account plan excess payment of $7,870 and in 1999 pilot stock options of $2,123 and a Rabbi Trust distribution of $1,508; and for Mr. Palumbo relocation expenses reimbursed of $4,233 in 1997; and for Ms. Soled's relocation expenses reimbursed of $1,500 in 1997.

<F8> Elected President and Chief Executive Officer effective May 25, 1999.
     Previously, President and Chief Operating Officer.

                                            OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                            NUMBER OF                                                     VALUE AT ASSUMED ANNUAL RATES
                           SECURITIES       PERCENT OF TOTAL                               OF STOCK PRICE APPRECIATION
                           UNDERLYING       OPTIONS GRANTED                                      FOR OPTION TERM
                         OPTIONS GRANTED    TO EMPLOYEES IN     EXERCISE    EXPIRATION   -------------------------------
NAME                          <F1>            FISCAL YEAR        PRICE       DATE<F2>          5%              10%
----                     ---------------    ----------------    --------    ----------   --------------   --------------
Gerald L. Gitner             170,000             19.37%          $4.84       01/25/07       $287,569         $575,137

William F. Compton            75,000              8.55%          $4.84       01/25/06       $108,719         $217,438
                              35,000              3.99%          $5.47       03/22/07       $ 66,912         $133,824

Michael J. Palumbo            39,000              4.44%          $4.84       01/25/06       $ 56,534         $113,068

Donald M. Casey               24,000              2.73%          $4.84       01/25/07       $ 40,598         $ 81,196

Kathleen A. Soled             36,000              4.10%          $4.84       01/25/06       $ 52,185         $104,370

John J. Stelzer              160,000             18.23%          $4.84       01/25/07       $270,653         $541,306

--------
<F1> Options granted under the KESIP.

<F2> Options generally expire 5 years from vesting. The date shown is the expiration date for the last of these options.

                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                               FISCAL YEAR-END VALUES
                                                                                               VALUE OF UNEXERCISED
                                                                 NUMBER OF SECURITIES         IN-THE-MONEY OPTIONS AT
                                                                      UNDERLYING                     YEAR-END
                            SHARES ACQUIRED       VALUE           UNEXERCISED OPTIONS              EXERCISABLE/
NAME                          ON EXERCISE        REALIZED      EXERCISABLE/UNEXERCISABLE         UNEXERCISABLE<F1>
----                        ---------------      --------      -------------------------      -----------------------
Gerald L Gitner<F2>                                                    1,057,800                        $0
(Chairman and                     --                --                   112,200                        $0
Chief Executive Officer)

William F. Compton<F3>                                                   284,750                        $0
(President and Chief              --                --                   175,250                        $0
Executive Officer)

Michael J. Palumbo                                                       206,130                        $0
(Executive Vice President         --                --                    12,870                        $0
and Chief Financial
Officer)

Donald M. Casey                                                          270,660                        $0
(Executive Vice                   --                --                   103,340                        $0
President, Marketing)

Kathleen A. Soled                                                        136,170                        $0
(Senior Vice President            --                --                    49,830                        $0
and General Counsel)

John J. Stelzer                                                           67,850                        $0
(Senior Vice President,           --                --                   117,150                        $0
Planning)

-------
<F1> Based on the average of the high and low price on the American Stock
     Exchange on December 31, 1999 of $2.91.

<F2> Resigned as Chief Executive Officer effective May 25, 1999.

<F3> Elected Chief Executive Officer effective May 25, 1999.

CERTAIN EMPLOYMENT AGREEMENTS

    A Consulting Agreement between D.G. Associates, Inc. and TWA was entered into as of December 16, 1996 regarding the services of Gerald L. Gitner as Acting Chief Executive Officer. TWA agreed to pay $3,000 for each full working day for such consulting services. The agreement terminated upon Mr. Gitner's election as Chairman and Chief Executive Officer on February 12, 1997. From December 14, 1996 through February 12, 1997, D.G. Associates Inc. received $114,750 from TWA for Mr. Gitner's services and $3,295 for his expenses.

    An Employment Agreement with Mr. Gitner was entered into as of February 12, 1997. The terms of the agreement included (a) an annual salary of $500,000; (b) the grant on February 12, 1997 of 800,000 stock options at an exercise price of $5.84; (c) the grant of 200,000 additional stock options as of February 12, 1998; (d) make-whole payments (for reducing his availability as Chairman of Avalon Group Ltd.) of $62,500 per quarter during the first year of employment at TWA (notwithstanding any termination of such employment) and payments of $20,834 per month in the second year of employment (such monthly payments to terminate upon any termination of employment); (e) the potential for a $250,000 annual incentive cash bonus based on measures of performance improvement (such as, meeting business plan, cost per available seat mile, revenue per available seat mile and cash flow); and (f) other standard executive officer benefits. The agreement terminated upon Mr. Gitner's resignation as Chief Executive Officer effective May 25, 1999.

    A Consulting Agreement with Mr. Gitner effective as of May 25, 1999 was entered into as of May 19, 1999. The terms of this agreement included (a) retention as a consultant until May 24, 2002;
(b) the payment of a total of $770,000 in monthly installments between May 25, 1999 and May 24, 2000; (c) after May 24, 2000, the payment of consulting fees at a rate equal to $3,500 for each full working day on which consulting services are provided at the request of the Board of Directors or the CEO; and (d) an annual retainer of $75,000 for performing the duties of Chairman of the Board of Directors and Chairman of the Executive Committee for so long as he acts in such capacity. Pursuant to this agreement, Mr. Gitner was paid $494,863 in 1999.

    A Consulting Agreement between David M. Kennedy and TWA was entered into as of December 16, 1996 regarding Mr. Kennedy's election as Acting Executive Vice President and Chief Operating Officer. TWA agreed to pay Mr. Kennedy at the rate of $2,725 for each full working day. The Agreement was terminated on June 4, 1997. From December 14, 1996 through its termination, Mr. Kennedy received $259,615 from TWA for his services pursuant to the agreement and $13,477 for his expenses. A new Consulting Agreement was entered into as of June 6, 1997 between Mr. Kennedy and the Company whereby Mr. Kennedy receives $25,000 per quarter, payable in arrears for his services. This agreement may be terminated by either Mr. Kennedy or the Company on one month's notice.

    A Consulting Agreement between William F. Compton and TWA was entered into as of December 16, 1996 regarding Mr. Compton's election as Acting Executive Vice President--Operations. Mr. Compton agreed to serve at his then current rate of pay as a Company employee. At the time, Mr. Compton was still the ALPA-designated director. The agreement terminated upon his election as Executive Vice President--Operations on March 27, 1997. As of that date,
Mr. Compton entered into a letter agreement which provided for an annual salary of $225,000 and 200,000 options pursuant to the KESIP, exercisable at the fair market price of $7.09. Upon his election as President and Chief Operating Officer on December 3, 1997, he received an additional 150,000 options at an exercise price of $8.50, with the same vesting schedule and an increase in annual salary to $350,000. A new Employment Agreement was entered into as of May 25, 1999 upon Mr. Compton's election as President and Chief Executive Officer which provided an increase in salary to $500,000, and 35,000 options at an exercise price of $5.47 in addition to the 75,000 options previously granted in January 1999 at an exercise price of $4.84. The agreement will continue until May 24, 2002 subject to TWA's right of termination without cause upon thirty-days' notice and payment of one year's salary. Mr. Compton serves as an officer of the Company at the pleasure of the Board of Directors.

    A letter agreement dated as of October 1, 1996 was executed by TWA and Michael J. Palumbo. The agreement provides for Mr. Palumbo's continued employment at his then current salary subject to review and adjustment from time to time. Mr. Palumbo serves as an officer of the Company at the pleasure of the Board of Directors, subject to TWA's right of termination without cause with one year's salary. An Amendment Agreement to the letter agreement, dated as of May 24, 1999 was entered by Mr. Palumbo and TWA and which amended the letter agreement to provide, inter alia, for an increase in salary to $350,000 and the right of termination with payment of one year's salary in the event that Mr. Compton ceases to be Chief Executive Officer of the Company.

    A letter agreement dated as of May 29, 1997 was executed by TWA and Donald M. Casey. The agreement provides for Mr. Casey's employment at an annual salary of $250,000, subject to review and adjustment from time to time. The agreement also provides for the grant of 350,000 options at an exercise price of $7.78, with 50% vesting on the first anniversary of the grant, 25% on the second anniversary and 25% on the third anniversary. Mr. Casey serves as an officer of the Company at the pleasure of the Board of Directors, subject to TWA's right of termination without cause with payment of $250,000. The Company has also agreed to pay Mr. Casey's apartment rental expenses in St. Louis during his employment.

    A letter agreement dated as of October 1, 1996 was executed by TWA and Kathleen A. Soled. The agreement provides for Ms. Soled's continued employment at her then current salary subject to review and adjustment from time to time. Ms. Soled serves as an officer of the Company at the pleasure of the Board of Directors, subject to TWA's right of termination without cause with payment of one year's salary.

    A letter agreement dated as of May 29, 1997 was executed by TWA and John J. Stelzer. The agreement provides for Mr. Stelzer's employment at an annual salary of $125,000, subject to review and adjustment from time to time, and 15,000 options under the KESIP exercisable at fair market value which is $7.78 per share. Mr. Stelzer serves as an officer of the Company at the pleasure of the Board of Directors, subject to TWA's right of termination without cause with payment of $125,000.

    Most named executive officers have signed a Change in Control Agreement which provides, inter alia, that if the named executive is terminated upon a change in control, he or she will receive two years' salary. Each named executive officer is also a participant in the Company's KESIP and the Management Annual Incentive Plan as described in the "Compensation Committee Report."

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following tables set forth, as of March 31, 2000, certain information concerning ownership of each class of voting securities of the Company by: (i) each person who is known by the Company to own beneficially more than 5% of the voting securities of the Company, (ii) each current director individually, (iii) the chief executive officer and the five other senior executive officers and
(iv) all current directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of voting securities are based upon Rule 13d-3 under the Exchange Act. Such rule provides that the securities will be deemed "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of securities and/or the power to dispose, or to direct the disposition of, the securities or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined. Except as described below, each of the persons and groups listed below has sole voting and investment power with respect to the securities shown.

PRINCIPAL HOLDERS OF COMMON STOCK

(a) Security Ownership of Beneficial Owners holding more than 5% of the Common Stock

                                                                    NUMBER OF         PERCENT OF
                                                                    SHARES OF         OUTSTANDING
                                                                   COMMON STOCK         VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER                                  OWNED           SECURITIES
------------------------------------                               ------------       -----------
Ryback Management Corp. and Lindner Investment Series Trust<F1>..    4,874,220           7.0%
Taunus Corporation and Deutsche Bank Securities Inc.<F2>.........    4,249,133           6.1%

-------
<F1> The address of Ryback Management Corp. and Lindner Investment Series Trust
     is 7711 Carondelet Avenue, Box 16900, St. Louis, MO 63105.

<F2> The address of Taunus Corporation and Deutsche Bank Securities Inc. is 31
     West 52nd Street, New York, NY 10019.

(b) Security Ownership of Current Directors and Current Officers

                                                                                         PERCENT OF
                                                                          AMOUNT OF      OUTSTANDING
                                                                         BENEFICIAL        VOTING
NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP                           OWNERSHIP<F1>    SECURITIES
---------------------------------------------                           -------------    -----------
John W. Bachmann<F2><F3><F4><F5><F6>...............................          22,823        <F*>
William F. Compton<F7><F8><F9>.....................................         365,114        <F*>
Eugene P. Conese<F2><F10><F11><F12><F13>...........................          20,234        <F*>
Sherry L. Cooper<F14>..............................................          35,520        <F*>
Gerald L. Gitner<F2><F9><F11><F15><F16>............................       1,067,539         1.5%
Edgar M. House<F2>.................................................           1,000        <F*>
Thomas H. Jacobsen<F2><F10><F11><F12>..............................          13,185        <F*>
Myron Kaplan<F2><F3><F6><F10><F11><F17><F18><F19>..................          25,240        <F*>
David M. Kennedy<F2><F4><F5>.......................................           6,012        <F*>
Merrill A. McPeak<F2><F15>.........................................           3,014        <F*>
Thomas F. Meagher<F2><F10><F20><F21><F22>..........................          17,888        <F*>
William O'Driscoll<F23>............................................         123,617        <F*>
Robert A. Pastore<F24>.............................................          11,987        <F*>
G. Joseph Reddington<F2><F3><F10><F11><F17><F20>...................          17,262        <F*>
Blanche M. Touhill<F2><F4><F15><F25><F26>..........................          15,519        <F*>
Donald M. Casey<F9><F27>...........................................         363,095        <F*>
R. Stan Henderson<F9><F28>.........................................          23,916        <F*>
James R. Jensen<F9><F29>...........................................          13,240        <F*>
Michael J. Palumbo<F9><F30><F31>...................................         898,868         1.3%
Kathleen A. Soled<F9><F30><F32>....................................         828,645         1.2%
John J. Stelzer<F9><F33>...........................................          73,053        <F*>
Total Shares owned by Current Directors and Current Executive
   Officers, as a group (21 individuals)<F34>......................       3,946,771         5.7%

-------
 <F*> Less than 1%

 <F1> Includes securities issuable pursuant to options exercisable within 60 days.

 <F2> Pursuant to the Company's 1995 Outside Directors' Stock Ownership and
      Stock Option Plan (the "Outside Directors Plan"), each outside director may elect to defer some or all of his or her annual retainer by participating in a Deferred Retainer Program (as defined in the Outside Directors Plan). Participating directors are entitled to receive annual credits to their deferred retainer accounts equaling the percentage of his or her retainer to be received in shares of Common Stock times the annual retainer amount payable to such outside director divided by (i) with respect to 1996, $4.1875, the subscription price of the Company's September 1995 equity rights offering (the "Subscription Price"), (ii) with respect to 1997, $6.875, the fair market value of the Common Stock on January 2, 1997, (iii) with respect to 1998, $9.94, the fair market value of the Common Stock on January 2, 1998, with respect to 1999, $4.9375, the fair market value of Common Stock on January 4, 1999 and with respect to 2000, $2.875, the fair market value of the Common Stock on January 3, 2000. Upon the earlier to occur of December 31, 2000 and the last date of a participating director's service on the Board, such director is entitled to a payment equal to (i) the total number of shares of Common Stock in the director's deferred retainer account, (ii) cash equaling the number of shares of Common Stock contained in the deferred retainer account times the Fair Market Value (as defined in the Outside Directors Plan) of the Common Stock on the date the retainer becomes payable or (iii) a combination of (i) and (ii).

                                 16


 <F3> Messrs. Bachmann, Kaplan and Reddington each elected to defer 50% of 1997 retainer amounts payable to them in a deferred retainer account. Constitutes or includes 1,455 shares of Common Stock issuable to such outside director pursuant to the Outside Directors Plan in the event of his termination from service on the Board within 60 days assuming such director elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

 <F4> Messrs. Bachmann and Kennedy and Ms. Touhill each elected to defer all
      1998 retainer amounts payable to them in a deferred retainer account. Constitutes or includes 2,012 shares of Common Stock issuable to such outside director pursuant to the Outside Directors Plan in the event of his or her termination from service on the Board within 60 days assuming such director elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

 <F5> Includes 3,000 options granted pursuant to the Outside Directors Plan for
      Messrs. Bachmann and Kennedy.

 <F6> Messrs. Bachmann and Kaplan elected to defer 50% of their 2000 retainer amounts payable to them in a deferred retainer account. Constitutes or includes 3,478 shares of Common Stock issuable to such outside director pursuant to the Outside Directors Plan in the event of his termination from service on the Board within 60 days assuming such director elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

 <F7> Excludes approximately 527 shares of Employee Preferred Stock attributable to Mr. Compton's beneficial interest in the TWA Air Line Pilots Supplemental Stock Plan and approximately 172 in the ALPA ESOP Trust. Excludes shares owned by his wife pursuant to her beneficial interest in the IAM Trans World Airlines Employees' Stock Ownership Plan for Flight Attendants (the "Flight Attendant Trust") and other shares as to which she is the record holder. Mr. Compton disclaims beneficial ownership of all shares held by his wife. Mr. Compton is the record holder of 2,464 shares of Common Stock.

 <F8> Includes 362,650 shares of Common Stock issuable upon the exercise of options granted to Mr. Compton pursuant to the KESIP and which will vest within 60 days.

 <F9> Does not include unvested options to purchase shares of Common Stock pursuant to the KESIP.

<F10> Includes 4,500 options granted pursuant to the Outside Directors Plan for
      Messrs. Conese, Jacobsen, Kaplan, Meagher and Reddington.

<F11> Messrs. Conese, Gitner, Jacobsen, Kaplan and Reddington each elected to defer all 1996 retainer amounts payable to them in a deferred retainer account. Constitutes or includes 4,776 shares of Common Stock issuable to such outside director pursuant to the Outside Directors Plan in the event of his termination from service on the Board within 60 days, assuming such director elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

<F12> Messrs. Conese and Jacobsen each elected to defer all 1997 retainer amounts payable to them in a deferred retainer account. Constitutes or includes 2,909 shares of Common Stock issuable to such outside director pursuant to the Outside Directors Plan in the event of his termination from service on the Board within 60 days, assuming such director elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

<F13> Includes warrants to purchase 49 shares of Common Stock at a price of
      $14.40 per share.

<F14> Excludes 213 shares of Employee Preferred Stock attributable to Ms.
      Cooper's beneficial interest in the Flight Attendant Trust. Ms. Cooper holds 35,520 shares of Common Stock as a member of the Trustee Committee of the Flight Attendant Trust, along with Mr. O'Driscoll and Rocky Miller. Ms. Cooper disclaims beneficial ownership in all but seven shares held by the trust.

<F15> Includes 1,500 options granted pursuant to the Outside Directors Plan for
      Messrs. Gitner, McPeak and Ms. Touhill.

<F16> Includes 1,057,800 shares of Common Stock issuable upon the exercise of vested options granted to Mr. Gitner pursuant to the KESIP.

<F17> Messrs. Kaplan and Reddington each elected to defer 50% of their 1998 retainer amounts payable to them in a deferred retainer account. Constitutes or includes 1,006 shares of Common Stock issuable

                                 17


      to such outside director pursuant to the Outside Directors Plan in the event of his termination from service on the Board within 60 days assuming such director elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

<F18> Mr. Kaplan elected to defer 50% of his 1999 retainer amounts payable to him in a deferred retainer account. Constitutes or includes 2,025 shares of Common Stock issuable to such outside director pursuant to the Outside Directors Plan in the event of his termination from service on the Board within 60 days assuming such director elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

<F19> These shares are held by Mr. Kaplan for the benefit of the firm of
      Kleinberg, Kaplan, Wolff & Cohen, P.C., of which Mr. Kaplan is a member.

<F20> Pursuant to the Outside Directors Plan, such outside director was granted the right to purchase up to 3,000 shares of Common Stock at the Subscription Price. Includes 3,000 shares of Common Stock issuable upon exercise of this right.

<F21> Mr. Meagher elected to defer all 1996 retainer amounts payable to him in a deferred retainer account. Constitutes 7,164 shares of Common Stock issuable to Mr. Meagher pursuant to the Outside Directors Plan in the event of his termination from service on the Board within 60 days, assuming Mr. Meagher elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

<F22> Mr. Meagher elected to defer all 1998 retainer amounts payable to him in a deferred retainer account. Constitutes 1,509 shares of Common Stock issuable to Mr. Meagher pursuant to the Outside Directors Plan in the event of his termination from service on the Board within 60 days, assuming Mr. Meagher elects to receive the entire balance of his deferred retainer account in shares of Common Stock.

<F23> 88,097 shares of Common Stock are held by Mr. O'Driscoll as a member of the IAM Plan Trust Committee of the IAM Trans World Airlines Employees' Stock Ownership Plan (the "IAM Trust"), along with Mr. Gary Poos. 35,520 shares of Common Stock are held by Mr. O'Driscoll as a member of the Trustee Committee of the Flight Attendant Trust, along with Ms. Cooper and Rocky Miller. Mr. O'Driscoll disclaims beneficial ownership of the shares held by the IAM Trust and the Flight Attendant Trust.

<F24> Excludes approximately 299 shares of Employee Preferred Stock attributable to Mr. Pastore's beneficial interest in the TWA Airline Pilots Supplemental Stock Plan and approximately 336 shares in the ALPA ESOP Trust.

<F25> Ms. Touhill elected to defer all 1999 retainer amounts payable to her in a deferred retainer account. Constitutes or includes 4,050 shares of Common Stock issuable to such outside director pursuant to the Outside Directors Plan in the event of her termination from service on the Board within 60 days assuming such director elects to receive the entire balance of her deferred retainer account in shares of Common Stock.

<F26> Ms. Touhill elected to defer all 2000 retainer amounts payable to her in a deferred retainer account. Constitutes or includes 6,957 shares of Common Stock issuable to such outside director pursuant to the Outside Directors Plan in the event of her termination from service on the Board within 60 days assuming such director elects to receive the entire balance of her deferred retainer account in shares of Common Stock.

<F27> Includes 358,160 shares of Common Stock issuable upon the exercise of vested options or options vesting within 60 days granted to Mr. Casey pursuant to the KESIP.

<F28> Includes 22,420 shares of Common Stock issuable upon the exercise of vested options or options vesting within 60 days granted to Mr. Henderson pursuant to the KESIP.

<F29> Includes 12,240 shares of Common Stock issuable upon the exercise of vested options or options vesting within 60 days granted to Mr. Jensen pursuant to the KESIP.

<F30> Approximately 1,758 and 1,495 shares attributable to the respective beneficial interests of Mr. Palumbo and Ms. Soled are held by the employee stock ownership trust established for the benefit of

                                 18


      TWA's non-contract employees (the "Non-Contract Employees Trust"). Except for such shares, Mr. Palumbo and Ms. Soled disclaim beneficial ownership of the shares held by the Non-Contract Employees Trust. Mr. Palumbo and Ms. Soled serve as members of the committee having the power to direct the vote of the shares of Common Stock held in the Non-Contract Employees Trust. Such trust holds 690,980 shares.

<F31> Includes 206,130 shares of Common Stock issuable upon the exercise of vested options granted to Mr. Palumbo pursuant to the KESIP.

<F32> Includes 136,170 shares of Common Stock issuable upon the exercise of vested options granted to Ms. Soled pursuant to the KESIP.

<F33> Includes 72,800 shares of Common Stock issuable upon the exercise of vested options or options vesting within 60 days granted to Mr. Stelzer pursuant to the KESIP.

<F34> When combined with shares of Employee Preferred Stock beneficially held by current directors and current executive officers, as a group, represents a total of 8,679,778 shares of the Company's Voting Stock.

PRINCIPAL HOLDERS OF EMPLOYEE PREFERRED STOCK

                                                                                             PERCENT OF
                                                   SERIES OF                AMOUNT OF       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                EMPLOYEE                BENEFICIAL       SHARES OF
OR IDENTITY OF GROUP                            PREFERRED STOCK             OWNERSHIP          SERIES
------------------------------------            ---------------             ----------      -----------

TWA Air Line Pilots Supplemental
Stock Plan, M. David Ratcliff,
Howard L. Coldwell, Jr. and Robert
C. Stow, Sr. as trustees<F1>            ALPA Preferred Stock                  388,773         24%<F2>

TWA Air Line Pilots 1995 Employee
Stock Ownership Plan, American Stock
Transfer & Trust Company,
Trustee<F3>                             ALPA Preferred Stock                1,216,902         76%<F4>

IAM Trust<F5>                           IAM Preferred Stock                 3,545,907        100%<F6>

Flight Attendant Trust<F7>              Flight Attendant Preferred Stock    1,187,100        100%<F8>

Sherry L. Cooper<F9>                    Flight Attendant Preferred Stock    1,187,100        100%<F10>

William O'Driscoll<F11>                 IAM and Flight Attendant            4,733,007        100%<F12>
                                        Preferred Stock

-------
 <F1> The address of the ALPA Trust is c/o Howard L. Coldwell, as co-trustee,
      TWA Air Line Pilots Supplemental Stock Plan, 500 Northwest Plaza, Suite 1200, St. Ann, Missouri 63074.

 <F2> Constitutes 0.6% of the securities entitled to vote on all agenda matters at meetings of stockholders other than the election of directors.

 <F3> The address of the TWA Air Line Pilots 1995 Employee Stock Ownership Plan
      is c/o American Stock Transfer & Trust Company, as trustee ("AST"), 40 Wall Street, 46th Floor, New York, New York 10005.

 <F4> Constitutes 1.8% of the securities entitled to vote on all agenda items at meetings of stockholders other than the election of directors.

 <F5> The address of the IAM Trust is c/o Fleet National Bank, N.A., as
      trustee, One Federal Street, 31st Floor, Boston, Massachusetts 02211.

 <F6> When combined with the 88,097 shares of Common Stock held by the IAM
      Trust, constitutes 5.2% of the securities entitled to vote on all agenda matters at meetings of stockholders other than the election of directors.

 <F7> The address of the Flight Attendant Trust is c/o AST, at the address set forth in footnote 3.

                                 19


 <F8> When combined with the 35,520 shares of Common Stock held by the Flight
      Attendant Trust, constitutes 1.8% of the securities entitled to vote on all agenda matters at meetings of stockholders other than the election of directors.

 <F9> The address of Ms. Cooper is c/o AST at the address set forth in footnote 3.

<F10> Includes all shares of Flight Attendant Preferred Stock held by the
      Flight Attendant Trust. Ms. Cooper disclaims beneficial ownership of all but approximately 213 shares of the Flight Attendant Preferred Stock held by the Flight Attendant Trust.

<F11> The address of Mr. O'Driscoll is c/o Fleet National Bank, N.A., as
      trustee, One Federal Street, 31st Floor, Boston, Massachusetts 02211.

<F12> Includes all shares of IAM Preferred Stock held by the IAM Trust and all shares of the Flight Attendant Preferred Stock held by the Flight Attendant Trust. Mr. O'Driscoll disclaims beneficial ownership of the shares of IAM Preferred Stock held by the IAM Trust and all shares of the Flight Attendant Preferred Stock held by the Flight Attendant Trust.

               COMPENSATION PURSUANT TO PENSION PLANS

    Retirement Plans. The TWA Retirement Pension Plan ("TWA Retirement Plan") applicable to United States salaried employees was non-contributory. The TWA Retirement Plan was assumed by Pichin Corp. and "frozen" effective January 1, 1993 and, accordingly, participants thereunder will not accrue additional retirement benefits after such date. Participation in such plan is closed to new employees. The following tables show the estimated annual retirement benefits payable at the normal retirement age of 65 to TWA Retirement Plan participants with the years of service and earnings classifications indicated, assuming payment in the form of a single life annuity. The first table covers participants who were hired by TWA prior to January 1, 1985. The payments shown in such tables are subject to reduction by a percentage of the estimated social security benefit and by the effect of excluding compensation over $228,860.

ESTIMATED ANNUAL RETIREMENT BENEFITS PAYABLE TO PLAN PARTICIPANTS
HIRED BEFORE JANUARY 1, 1985

                                YEARS OF SERVICE
              ----------------------------------------------------
REMUNERATION  15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
------------  --------   --------   --------   --------   --------
  $125,000    $ 30,938   $ 41,250   $ 51,563   $ 61,875   $ 72,188
   150,000      37,125     49,500     61,875     74,250     86,625
   175,000      43,313     57,750     72,188     86,625    101,063
   200,000      49,500     66,000     82,500     99,000    115,500
   225,000      55,688     74,250     92,813    111,375    129,438
   250,000      61,875     82,500    103,125    123,750    114,375
   275,000      68,063     90,750    113,438    136,125    158,813
   300,000      74,250     99,000    123,750    148,500    173,250
   325,000      80,438    107,250    134,063    160,875    187,688
   350,000      86,625    115,500    144,375    173,250    202,125
   375,000      92,813    123,750    154,688    185,625    216,563
   400,000      99,000    132,000    165,000    198,000    231,000
   425,000     105,188    140,250    175,313    210,375    245,438
   450,000     111,375    148,500    185,625    222,750    259,875
   475,000     117,563    156,750    195,938    235,125    274,313
   500,000     123,750    165,000    206,250    247,500    288,750

ESTIMATED ANNUAL RETIREMENT BENEFITS PAYABLE TO PLAN PARTICIPANTS
HIRED ON OR AFTER JANUARY 1, 1985

                                YEARS OF SERVICE
              ----------------------------------------------------
REMUNERATION  15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
------------  --------   --------   --------   --------   --------
  $125,000    $ 28,125   $ 37,500   $ 46,875   $ 56,250   $ 65,625
   150,000      33,750     45,000     56,250     67,500     78,750
   175,000      39,375     52,500     65,625     78,750     91,875
   200,000      45,000     60,000     75,000     90,000    105,000
   225,000      50,625     67,500     84,375    101,250    118,125
   250,000      56,250     75,000     93,750    112,500    131,250
   275,000      61,875     82,500    103,125    123,750    144,375
   300,000      67,500     90,000    112,500    135,000    157,500
   325,000      73,125     97,500    121,875    146,250    170,625
   350,000      78,750    105,000    131,250    157,500    183,750
   375,000      84,375    112,500    140,625    168,750    196,875
   400,000      90,000    120,000    150,000    180,000    210,000
   425,000      95,625    127,500    159,375    191,250    223,125
   450,000     101,250    135,000    168,750    202,500    236,250
   475,000     106,875    142,500    178,125    213,750    249,375
   500,000     112,500    150,000    187,500    225,000    262,500

    Earnings covered by this plan consist of total compensation before withholding deductions, excluding overtime, premium pay, special allowances and contributions to this or any other qualified benefit plan. Effective January 1, 1992, any compensation in excess of $228,860 per year will not be used in computing a member's retirement benefit under the plan. A member's retirement income at the normal retirement age, which is 65, is calculated as the greater of (i) a percentage of final average monthly earnings (not taking into account earnings after December 31, 1988), less a percentage of estimated social security benefits, times year of plan service (as defined) or (ii) the accrued benefit under the plan formula in effect immediately prior to March 1, 1986. The retirement benefits will be reduced by the amounts of any retirement benefits received by participants under provisions of TWA's retirement plans applicable to the various union groups with respect to the same periods of service.

    As permitted by the Employee Retirement Income Security Act of 1974, as amended, the TWA Retirement Plan applicable to salaried employees provides for the payment out of general funds of TWA of any benefit calculated under provisions of the applicable retirement plan that may be above the annual maximum benefit limit under the U.S. Internal Revenue Code of 1986, as amended (the "Code"). The annual limit as of December 31, 1992 was $112,221 at age 65, except that for those plan members whose accrued benefits exceeded $90,000 prior to December 31, 1983 the annual limit will be equal to the 1982 accrued benefit.

    The TWA Retirement Plan provides that members vest fully in their benefits upon the completion of five years of service. As of December 31, 1999, Messrs. Casey, Henderson and Jensen were members of the TWA Retirement Plan and had completed 12 5/6 years, 23 1/2 years, and 22 1/4 years of service respecitvely as plan participants. Mr. Compton is a member of a similar Pilots Retirement Plan and had completed 23 1/12 years of service as a participant of that plan. The TWA Retirement Plan and Pilots Retirement Plan were frozen effective January 1, 1993, and as such there have been no additional accruals after such date.

                   COMPENSATION COMMITTEE REPORT

    The Company's policy regarding compensation for its executive officers is based on consideration of a variety of factors and the exercise of the collective judgment of the Board of Directors. As a result of an amendment to the By-Laws adopted in September 1999, all wages and benefits for executive officers including the Chief Executive Officer must be approved by the Board of Directors upon the recommendation of the Compensation Committee. The Chief Executive Officer has typically proposed to the Compensation Committee and the Board of Directors the amount and type of compensation for such officers. Factors considered by the CEO and the Board of Directors in making recommendations and decisions with regard to compensation included their subjective perception of an individual officer's performance, significant milestones achieved by the officer and the Company, gross margins, the nature of an officer's duties and responsibilities, the compensation paid to officers of companies competing with the Company (to the extent known) and a subjective assessment of the compensation the Company's officers could obtain in the market. Prior to 1997 compensation had not been formally tied to pre-established, fixed objective measures of Company performance, nor was any objective rank or weight attributed to specific measures of performance in setting compensation. However, the Compensation Committee, beginning in January 1997, has reviewed management objectives and has, from time to time, retained the services of executive compensation experts such as Frederick Cook and Co. to benchmark management compensation versus the airline industry and other companies similarly situated. In December 1998, the Board approved the creation of the Management Annual Incentive Plan ("MAIP") for executives of the Company, including the CEO, and directed the Compensation Committee to develop and administer such plan. The payment of incentive awards under the plan will depend upon the achievement of established financial and individual performance goals during a plan year. These goals will tie executive compensation to established goals of the Company to more closely align the interests of executive officers to those of employees and shareholders and to assist the Company in attracting and maintaining talented management personnel. In January 1999 the Committee finalized the plan and set 1999 financial performance targets. No incentive awards were made under the plan for plan year 1999.

    As previously discussed herein, Mr. Gitner's employment agreement provided for the potential for an annual incentive cash bonus of up to $250,000 based upon the attainment by the Company during the calendar year of five objective measures of performance improvement, for example, meeting business plan, cost per available seat mile, revenue per available seat mile, operating performance and cash flow. To the extent the objectives are not achieved in any calendar year, no bonus will be paid. Bonus payments are made on a pro rata basis, i.e. 20% for each objective reached. At its meeting in January 1999, the Compensation Committee agreed that two of the objectives had been met for 1998 and authorized payment of a pro rata portion of the bonus. Mr. Gitner resigned as CEO effective in May 1999 and no award was made for 1999.

    Mr. Compton was elected to the office of President and CEO in May 1999. His salary is set forth in his employment agreement, as previously discussed herein. The CEO establishes goals with the Compensation Committee in connection with the MAIP each fiscal year based on various financial, strategic, operational and leadership objectives. The Executive Committee is charged with evaluating the performance of the CEO each year on the basis of the performance of the Company, the attainment of the established goals and various other factors.

    The KESIP was approved by the requisite vote of the Company's stockholders in November, 1995 and provided for the award of incentive and nonqualified stock options for up to 7% of the Company's Common Stock and Employee Preferred Stock as of December 1995. In December 1996, the Compensation Committee recommended amending the KESIP (which amendment was adopted by the Board of Directors) to provide the amount of options available under the KESIP to be adjusted to 7% of the Company's Common Stock and Employee Preferred Stock outstanding at the start of each fiscal year. Based on a report of Towers, Perrin and input from others, including executive search firms, comparing industry-wide stock option plans and the need to have options available to attract qualified senior management candidates, the KESIP was further amended on March 27, 1997, to provide the amount of options available to be adjusted to 14% of the Company's Common Stock and Employee Preferred Stock outstanding at the start of each fiscal year. The purpose of the KESIP is to promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company's stockholders and by providing the participants with an incentive for outstanding performance. In December 1998, the Board approved the annual grant of incentive stock options to executives of the Company by the Compensation Committee. Prior to that an initial award had been made under the KESIP in 1995 with additional awards thereafter made to new hire officers, upon promotion and in several cases on an ad hoc incentive basis. The Committee made the first annual grants under the KESIP in January 1999 and made additional grants in January 2000.

    Section 162(m) of the Code ("Section 162(m)"), generally limits the Company's deduction to $1 million per year per executive for certain compensation paid to each of its CEO and the four highest compensated executives other than the CEO named in the applicable proxy statement (the "covered executives"). The Code and current regulations issued under the Code contain exclusions from this limitation. In general, the regulations exclude from this limitation compensation that is calculated based on "objective" performance criteria (as defined). The regulations do not exclude from this limitation compensation that is calculated based on achievement of range of quantitative and qualitative criteria with full discretion by the Committee to evaluate performance. The limitations of Section 162(m) were not applicable to compensation paid by the Company to covered executives during 1999.

    The members of the Compensation Committee in January 1999 were:
Myron Kaplan, Chairman, John W. Bachmann, Edgar M. House, Thomas H. Jacobsen, David M. Kennedy and Blanche M. Touhill. Subsequent to the May 25, 1999 meeting, in accordance with the Company's corporate governance guidelines, the Committee was reorganized to consist of:
John W. Bachmann, Chairman, Thomas H. Jacobsen, Myron Kaplan, David
M. Kennedy, William O'Driscoll and Blanche M. Touhill.

    The following individuals were members of the Compensation
Committee during some part of 1999 or are currently on the Compensation Committee:

        John W. Bachmann                     Edgar M. House
        Thomas H. Jacobsen                   Myron Kaplan
        David M. Kennedy                     William O'Driscoll
        Blanche M. Touhill

                         PERFORMANCE GRAPH

    The following graph compares the percentage change in the Company's cumulative total securityholder return on its Common Stock with the cumulative total return, assuming reinvestment of dividends, of (i) the Standard & Poor's 500 Stock Index and (ii) the Standard & Poor's Airlines Group Index. The initial price point for the Common Stock was calculated using the opening price of $5.00 per share of Common Stock, traded on an "as issued" basis, on the American Stock Exchange as furnished to the Company by such exchange. The Common Stock was first issued on August 23, 1995.

                      TOTAL SHAREHOLDER RETURN

                              [GRAPH]

---------------------------------------------------------------------------------------------------------------
                                     8/23/95      12/31/95     12/31/96     12/31/97     12/31/98     12/31/99
---------------------------------------------------------------------------------------------------------------
 TRANS WORLD AIRLINES                  100         207.50       131.25       201.25        97.50        55.00
---------------------------------------------------------------------------------------------------------------
 S&P 500 INDEX                         100         111.05       136.55       182.11       234.15       262.59
---------------------------------------------------------------------------------------------------------------
 AIRLINES                              100          95.51       104.98       176.88       171.57       169.25
---------------------------------------------------------------------------------------------------------------

                          AGENDA ITEM TWO

       RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    KPMG LLP, independent auditors, were the auditors of the Company during the fiscal year ending December 31, 1999 and also have been selected by the Board of Directors to serve as auditors for the fiscal year ending December 31, 2000.

    The Board of Directors recommends to the stockholders their ratification of its selection of KPMG LLP to audit the accounts of the Company and its subsidiaries for 2000. Accordingly, the following resolution will be offered at the Meeting:

    RESOLVED, that the appointment by the Board of Directors of KPMG LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 2000 be, and hereby is, ratified and approved.

    In the event the holders of Voting Stock fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such change would be in the best interests of the Company and its stockholders.

    The firm (as principal accountant for the current year and also the most recently completed fiscal year) will be represented at the Meeting and representatives will have the opportunity to make a statement, if they so desire, and also will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT
ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

         COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in the ownership with the SEC and to furnish the Company with copies. R. Stan Henderson was elected an executive officer on December 7, 1999 and he filed a Form 3 within the required ten days of his election. Subsequently, the plan administrator of the Other Employee Trust advised that no shares were held in the trust. However, 324 shares had been reported. In addition, 1,116 shares were held in the Non-Contract 401(K) Plan. A Form 5 was filed reflecting these changes.

    Based upon its review of the copies of such forms received by it or written representation from certain reporting persons, the Company believes that during the last fiscal year all other filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

    Copies of the Company's Annual Report to Stockholders for the year ended December 31, 1999, which includes certain financial information about the Company, are currently being mailed, together with this Proxy Statement to the Company's stockholders. ADDITIONAL COPIES OF SUCH ANNUAL REPORT ALONG WITH COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SEC (EXCLUSIVE OF EXHIBITS AND DOCUMENTS INCORPORATED BY REFERENCE), ARE AVAILABLE TO STOCKHOLDERS WHO MAKE WRITTEN REQUEST THEREFOR ADDRESSED TO: CORPORATE SECRETARY, ONE CITY CENTRE, 18TH FLOOR, 515 N. SIXTH STREET, ST. LOUIS, MISSOURI 63101. COPIES OF THE ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE. COPIES OF EXHIBITS AND BASIC DOCUMENTS FILED WITH THE ANNUAL REPORT ON FORM 10-K OR REFERENCED THEREIN WILL BE FURNISHED TO STOCKHOLDERS UPON WRITTEN REQUEST AND PAYMENT OF THE COMPANY'S EXPENSES IN FURNISHING SUCH DOCUMENTS.

                           OTHER MATTERS

    Management does not intend to present to the Meeting any business other than the items stated in the "Notice of Meeting of Stockholders" and has not received notice of and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

    Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed proxy. No postage is necessary if the proxy is mailed in the United States.

                       STOCKHOLDER PROPOSALS

    If the proxy statement relating to next year's annual meeting is released to the Company's security holders on the anniversary of the date on which this Proxy Statement and Form of Proxy are so released, any proposal to be presented at next year's annual meeting must be received at the principal executive offices of the Company not later than December 17, 2000. Any such proposals should be directed to the attention of the Corporate Secretary for consideration for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting. Any such proposals must comply in all respects with the rules and regulations of the SEC and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested.

                           TRANS WORLD AIRLINES, INC.

THIS PROXY/INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

       The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 19, 2000, and does hereby appoint Merrill A. McPeak and G. Joseph Reddington, and each of them, with full power of substitution as proxies and attorneys-in-fact on behalf and in the name of the undersigned to represent the undersigned and to vote all shares of Trans World Airlines, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Trans World Airlines, Inc. to be held at the Wyndham El San Juan Hotel,
6063 Isla Verde Avenue, San Juan, Puerto Rico 00979, at 9:00 a.m. local time, on May 23, 2000, and at any adjournment(s) thereof.

1.  PROPOSAL 1: Election of Directors

       FOR all nominees listed below               WITHHOLD AUTHORITY to vote
       (except as marked to the contrary below)    for all nominees listed below

                        / /                                   / /

       NOMINEES: John W. Bachmann, William F. Compton, Eugene P. Conese, Gerald L. Gitner, Thomas H. Jacobsen, Myron Kaplan, David M. Kennedy, Merrill A. McPeak, Thomas F. Meagher, G. Joseph Reddington and Blanche M. Touhill.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



2.  PROPOSAL 2: Ratification of KPMG LLP as Independent Accountants

       FOR                         AGAINST                         ABSTAIN
       / /                           / /                             / /


           PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

       This proxy/instruction card, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is made, it will be voted in favor of Proposals 1 and 2.

                                             ____________   Shares Common Stock


                                                    Date:          , 2000

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON, AND WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE YOUR FULL TITLE AS SUCH. IF THE SIGNATORY IS A CORPORATION, SIGN THE FULL CORPORATION NAME BY A DULY AUTHORIZED OFFICER.

                           APPENDIX

     Page 24 of the printed Proxy contains a Performance Graph. The information contained in the graph appears in the table immediately following the graph.